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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY


Argentina:     El Sitio Argentina, S.A.

Brazil:        O Site Entretenimentos Ltda.

Mexico:        El Sitio Entretenimentos, S.A. de C.V.

United States: El Sitio U.S.A., Inc.

Uruguay:       Aalefranger, S.A.